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                          CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement on Form SB-2 of our report dated December 31, 1997, on our audit of the financial statements of Sentinel Financing LTD., L.P. We also consent to the reference to our firm under the caption "Experts."





Millward & Co. CPAs
Fort Lauderdale, Florida
March 23, 1998